UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 26, 2017
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)

(415) 507-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2017, Autodesk, Inc. (“Autodesk”), Citibank, N.A. (“Citibank”), U.S. Bank National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. and the Bank of Tokyo-Mitsubishi UFJ, Ltd. entered into Letter Amendment No. 1 (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of May 29, 2015 (the “Credit Agreement”), by and among Autodesk, the lenders from time to time party thereto and Citibank as administrative agent. The terms of the Credit Agreement were described in and the Credit Agreement was attached to Autodesk’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2015.

The Amendment amends the Credit Agreement to, among other matters:

(i)
replace the maximum debt to capitalization ratio with a maximum debt to total cash ratio of (a) 2.00 to 1.00 for the fiscal quarters ending April 30, 2017, July 31, 2017 and October 31, 2017, (b) 2.60 to 1.00 for the fiscal quarters ending January 31, 2018, April 30, 2018, July 31, 2018, October 31, 2018, January 31, 2019 and April 30, 2019, and (c) 2.00 to 1.00 for the fiscal quarter ending July 31, 2019 and thereafter;

(ii)
provide that the minimum interest coverage ratio will not apply for the fiscal quarters ending April 30, 2017, July 31, 2017, October 31, 2017, January 31, 2018 and April 30, 2018; and provide further that a minimum interest coverage ratio of 2.50 to 1.00 will apply for the fiscal quarter ending July 31, 2018 and 3.00 to 1.00 for the fiscal quarter ending October 31, 2018 and thereafter; and

(iii)
add a fixed charge coverage ratio at all times from and after April 30, 2017 until and including April 30, 2018 of greater than 1.00 to 1.00. The fixed charge coverage ratio is calculated based on the ratio of (a) the sum of 100% of domestic cash plus 65% of foreign cash to (b) specified charges including consolidated interest expense and income taxes payable by Autodesk and its subsidiaries.

Citibank and the lender parties to the Credit Agreement and the Amendment, and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to Autodesk. These parties have received, and in the future may receive, compensation from Autodesk for these services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo SVP, Corporate Affairs, Chief Legal Officer and Secretary

Date: April 28, 2017